4Q & FY 2012 Earnings Presentation February 22, 2013 Exhibit 99.2

Note to Investors Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances. James Torgerson President and Chief Executive Officer Richard Nicholas Executive Vice President and Chief Financial Officer

Exceeded 2012 target of converting 10,200 customers to natural gas heat Converted 11,180 customers 9% above target, 35% above 2011 level Continued success in executing on 10-year capital expenditure plan Driving long-term earnings growth Received regulatory approval of GenConn’s 2013 revenue requirement Honored with two awards from the Edison Electric Institute, the first was a mutual assistance award for our assistance after the June Derecho wind storm in the mid-Atlantic and the second was for restoration during Superstorm Sandy 2012 Accomplishments *

FY & 4Q ’12 Earnings Summary FY ‘12 net income of $103.6M, or $2.02 per diluted share, an increase of $3.9M, or $0.07 per diluted share, compared to FY ‘11 Gas distribution earnings were significantly affected by warmer weather in ’12 – reduced sales volumes compared to ‘11 Focused on short-term cost controls at all operating companies, which partially mitigated weather impact on consolidated results Increased earnings from GenConn and NEEWS 4Q ‘12 net income of $28.8M, or $0.56 per diluted share, an increase of $7.5M, or $0.14 per diluted share Continued focus on short-term cost controls at all operating companies Increased gas distribution earnings in 4Q ’12 due to increased sales volume caused by colder weather compared to 4Q ‘11 Lower outside services compared to 4Q ‘11 - additional system restoration costs were incurred in 4Q ’11, relating to the October Nor’easter *

Gas Operations Sales volume has declined due to warmer weather Weighted average heating degree days in ‘12 were less than normal and the previous year * Amounts may not add due to rounding.

Gas Operations Sales volume has declined due to lower net use per customer The average normalized net use per customer has declined on an average of 1.5% annually since last rate case decision in ’09, when rate structure was established, resulting in a gross margin decline of approximately $0.09 per diluted share, as compared to ‘09 *

Strategic Considerations - Gas Operations Need to address the declining net use per customer at the Connecticut gas companies Considerations for regulatory actions Request regulatory approval to combine Connecticut gas companies (CNG and SCG) and for approval of a decoupling mechanism as proposed by CT’s Comprehensive Energy Strategy (CES) Will mitigate the impacts of weather and net use per customer Will streamline operations and regulatory activities Request regulatory rate relief to establish rates that reflect decline in net use per customer and request decoupling mechanism Continue strategic growth initiative of converting households and businesses to gas heating CES provides incentives to promote this growth initiative *

As of year-end ‘12, converted 19,480 customers Gas Conversions Converted 11,180 customers in ‘12 2011-2013 target is to convert 30,000-35,000 households and businesses to gas heating 2013 target is 12,200 conversions 2014 target is to convert 25% more than 2013 target 2014-2016 target is to convert 55,000 customers CES provides incentives to promote these conversions *

Gas Conversions (cont.) * Each new residential customer conversion is anticipated to generate approximately $280-$315 of distribution net income annually – based on an anticipated conversion mix (low use, on-main, off-main) Average approximate annual usage per conversion – 90-125 thousand cubic feet * Current rate pricing per thousand cubic foot - $4.75 New customers incur a base charge of approximately $14 per month Offsets are gross earnings tax, O&M, property taxes, depreciation, and state & federal taxes * 1,000 cubic feet = ~1 MCF 1 MCF = ~1 Dekatherm (10 therms)

On February 19, 2013, Governor Malloy and the Department of Energy & Environmental Protection (DEEP) issued the Final CES Document provides a foundation for informed policy, regulatory and legislative decisions Covers all fuels in all sectors with a planning horizon out to the year 2050 Five major priority areas are: Energy efficiency Electricity supply, including renewable power (may increase renewable standards) Industrial energy needs Transportation Natural Gas Includes the goal of making natural gas, a lower-cost option, available to more than 250,000 additional residential customers and potentially up to 75% of businesses in Connecticut in the next seven years Provides for effective financing tools for customers A time-limited tax credit for conversions Comprehensive Energy Strategy *

State Regulatory Update Electric Distribution Rate Case UI filed with PURA on February 15, 2013 Need for Rate Relief To recover past and fund future capital investments necessary to meet the needs of our customers for safe and reliable service Need for a more competitive return on equity to be more in line with the industry average Highlights of Request Revenue request $69M in year 1 (7/1/13 - 6/30/14), 8.7% over total revenues that would be expected under current rate schedules $26M in year 2 (7/1/14 - 6/30/15), 3.0% increase over rate year 1 revenues 10.25% ROE, 50% equity, 50% debt capital structure Continuation of existing decoupling mechanism Recovery of $52M of storm-related costs Proposed recovery of $8.7M per year over 6 years Proposed earnings sharing mechanism to continue at 50/50 with the customers’ portion being used to accelerate the recovery of the $52M storm regulatory asset No change in distribution retail rates until 1/1/14 coincident with the expiration of the CTA rate, however, revenue requirements increase effective 7/1/13 Final decision expected in the 3Q ‘13 *

State Regulatory Update (cont.) GenConn PURA approved the 2013 revenue requirements of $33.1M and $40.2M for GenConn Devon and Middletown, respectively In November 2012, PURA opened a docket to investigate performance in restoring services after Superstorm Sandy Hearings scheduled for May 2013 Final decision expected in the third quarter of 2013 Renewable Connections Program On September 5, 2012, PURA reopened the proceeding on its own motion Interrogatories were issued by PURA and responded to by UI No PURA time schedule issued Massachusetts Mandated rate cases every 5 years for electric utilities and every 10 years for natural gas LDCs Berkshire’s 10-year rate plan expired on 1/1/12 – current rates remain in place *

FERC ROE Complaint * Challenge to Regional Transmission Base ROE: “206” complaint filed at FERC claiming that current approved base ROE on transmission investment of 11.14% is not just and reasonable FERC has set the matter for hearing In January 2013, FERC trial staff filed testimony supporting a base ROE of 9.66% Respondents filed reply testimony to the trial staff’s testimony in February 2013  Discovery and pleadings continue with hearings scheduled for the second quarter of 2013, with an initial decision from the hearing judge expected in the third quarter of 2013 The order established a refund effective date of October 1, 2011 FERC decision expected in 2014 Note: A 25 basis point change in the weighted average ROE for UI’s transmission business would impact net income by approximately $0.6M annually

Service Territory Economic Update * Seasonally adjusted unemployment rates as of December 2012(1) CT – 8.6% MA – 6.7% National – 7.8% (7.9% for January 2013) Unemployment rates in the largest service areas and cities as of December 2012(2) Bridgeport labor market areas (LMAs) 7.2%, (City of Bridgeport 11.7%) New Haven LMAs 8.1%, (City of New Haven 11.3%) Hartford LMAs 7.8%, (City of Hartford 15.1%) (1) U.S. Bureau of Labor Statistics (2) CT Department of Labor

FY & 4Q ‘12 Financial Results by Business * Amounts may not add due to rounding.

FY & 4Q ‘12 Financial Results - Details * Consolidated UIL earnings FY ‘12 consolidated earnings of $103.6M, or $2.02 per diluted share, an increase of $3.9M, or 4% year over year 4Q ‘12 consolidated earnings of $28.8M, or $0.56 per diluted share, an increase of $7.5M, or 35% over 4Q ‘11 Electric distribution, CTA, GenConn & Other FY ‘12 earnings of $52.7M, or $1.03 per diluted share, an increase of $15.1M, or 40% year over year Net income increase was primarily attributable to: Reduced O&M expenses Increased income from UI’s equity investment in GenConn GenConn contributed pre-tax earnings of $15.3M, an increase of $4.0M, or 35% year over year A power procurement incentive of $2.7M, pre-tax, recorded in the 3Q ’12

* Electric distribution, CTA, GenConn & Other (cont.) 4Q ’12 earnings of $9.4M, or $0.18 per diluted share, an increase of $6.7M, or 248% over 4Q ’11 Net income increase primarily attributable to: Reduced O&M expenses Lower outside services compared to 4Q ‘11 - additional system restoration costs were incurred in 4Q ‘11 relating to the October Nor’easter Average D & CTA ROE as of 12/31/12: 10.34% Electric transmission FY ‘12 earnings of $32.0M, or $0.63 per diluted share, an increase of $0.7M, or 2% year over year 4Q ‘12 earnings of $8.6M, or $0.17 per diluted share, an increase of $0.5M, or 6% over 4Q ‘11 Net income increase for both year and 4Q ‘12 attributable to: Increased transmission rate base and transmission investments, partially offset by a decrease in AFUDC Weighted average T ROE as of 12/31/12: 12.30% FY & 4Q ‘12 Financial Results - Details

FY & 4Q ‘12 Financial Results - Details * Gas distribution FY ‘12 earnings of $32.2M, or $0.63 per diluted share, a decrease of $11.6M, or 26% year over year Net income decrease primarily attributable to: Reduced sales volume, caused by warmer weather and reduced customer usage, slightly offset by customer growth, as follows (see chart below) Increased O&M expenses Increased allocated share of corporate costs compared to FY ‘nce of a settlement of $2.2M, pre-tax, that increased earnings in FY ‘11 Amounts may not add due to rounding

FY & 4Q ‘12 Financial Results - Details * Gas distribution – cont. 4Q ‘12 earnings of $14.3M, or $0.28 per diluted share, an increase of $0.2M, or 2% over 4Q ’11 Increased gross margin attributable to increased sales volume of approximately $6.7M, or $0.08 per diluted share, due to colder weather, was partially offset by: Increased allocated share of corporate costs compared to 4Q ’11 Absence of weather insurance in the amount of $3.5M, pre-tax, that was recorded in 4Q ’11 Preliminary average ROEs as of 12/31/12: SCG 5.47 – 5.57%, CNG 4.67 – 4.77 % Preliminary average weather normalized ROEs as of 12/31/12: SCG 7.19 - 7.29%, CNG 5.96 – 6.06% Corporate Incurred net after-tax costs of $13.3M, or $0.27 per diluted share in FY ‘12, compared to FY ‘11 after-tax costs of $13.0M, or $0.26 per diluted share – an increase of $0.3M, or 2% year over year 4Q ’12 incurred after-tax costs of $3.5M, or $0.07 per diluted share, compared to 4Q ‘11 after tax costs of $3.6M, or $0.07 per diluted share – a decrease of $0.1M, or 3% over 4Q ‘11

Debt Maturities & Liquidity * Evaluating the impact of CT’s Comprehensive Energy Strategy, regulatory outcomes, current business plans and market conditions to determine potential timing and need for external equity Available Liquidity Debt Maturities ($M) Amounts may not add due to rounding. * Remarket $27.5 million of UI tax exempt bonds *

2013 Earnings Guidance * Assumptions Detailed assumptions for each business unit follow. Below are highlights affecting 2013 guidance: Normal weather – warmer weather in 2012 negatively impacted earnings by $0.14 per diluted share, net of weather insurance Pension expense increase due to higher discount rate – approximately ($0.12) per diluted share Growth from gas heating conversions – approximately $0.10 per diluted share Decline in CTA earnings – approximately ($0.03) per diluted share

s Guidance Assumptions Electric Distribution, CTA & Other The ability to earn on increasing rate base and increased capital expenditures for infrastructure replacement and system hardening Increased total pension and postretirement costs of approximately $4.2M, pre-tax, or $0.05 per diluted share – driven by lower discount rates as of December 31, 2012 Lower CTA earnings of approximately $0.03 per diluted share CTA rate base will be fully amortized by the end of 2013 Higher UIL corporate charges for earned returns on shared capital assets of approximately $0.06 per diluted share, (while unfavorable for electric distribution, there is an earnings offset in UIL corporate) Increased costs for shared corporate costs of approximately $0.06 per diluted share Projections assume that UI would have the opportunity to earn its allowed ROE for the second half of ’13 after a rate case decision is issued Electric Transmission Assumes the transmission business will earn its allowed return Earnings are primarily driven by increased rate base and earnings from increased investments in NEEWS *

2013 Earnings Guidance Assumptions - cont. Gas Distribution ‘11 & ‘12 gas conversions are expected to add approximately $0.10 per diluted share Assumes normal weather in ’13 ‘12 was negatively impacted compared to normal weather, net of weather insurance, of approximately $0.14 per diluted share Increased pension and postretirement costs of approximately $6.0M, pre-tax, or $0.07 per diluted share – driven by lower discount rates as of December 31, 2012 Higher UIL corporate charges for earned returns on shared capital assets of approximately $0.05 per diluted share, (while unfavorable for the gas companies, there is an earnings offset in UIL corporate) Increased shared corporate costs of approximately $0.04 per diluted share, due to a revised allocation methodology Reflects further integration of the gas companies into UIL Assumes flat net usage per customer, although it has been trending downward in recent years *

2013 Earnings Guidance Assumptions - cont. Corporate Improvement is due to the returns on corporate capital assets, primarily software systems used by, and charged to, the operating companies *

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